Exhibit 10.3(10)

Execution Copy

AMENDMENT NUMBER TEN

TO THE

UPS SAVINGS PLAN

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to provide (i) automatic enrollment for eligible employees hired, or rehired, on or after January 1, 2008 at a 3% pre-tax contribution rate and (ii) automatic pre-tax contribution increases each calendar year in 1% increments up to a 6% maximum.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS Savings Plan, such plan is hereby amended, effective January 1, 2008, as follows:

1. Section 1.13, Catch-Up Contributions, is hereby amended to read as follows:

Section 1.13 Catch-Up Contributions - means an additional contribution to the Plan in accordance with Code § 414(v) and Section 3.1(b) or, for Puerto Rico Employees, Section 3.1(c). Effective July 30, 2007, “Catch-Up Contributions” may include Roth Contributions.

2. The first sentence of Section 1.43, Pre-Tax Contribution, is hereby amended to read as follows:

means a contribution to the Plan at the election, or deemed election, of a Participant in accordance with Section 3.1, Pre-Tax Contributions, Section 3.1A, Deemed Pre-Tax Contributions and Section 3.2A, Roth Contributions.

3. Section 2.2, Application to Participate, is hereby amended to read as follows:

Section 2.2 Application to Participate. Each Participant who is an Eligible Employee may enroll in the Plan by making an affirmative election to make a Pre-Tax Contribution, After-Tax Contribution, Catch-Up Contribution, Roth Contribution or a Rollover Contribution via VRU or in accordance with such other procedures prescribed by the Committee or its designee or by being deemed to have elected a Pre-Tax Contribution under Section 3.1A. The Committee or its designee shall promptly process the Participant’s enrollment and confirm the enrollment of such Participant and his or her elections to make contributions.

4. Article III, Employee Contributions, Rollover Contributions and Transfers, is hereby amended to insert a new Section 3.1A, as follows:

Section 3.1A Deemed Pre-Tax Contributions.

(a) Deemed Election. Each Participant who is an Eligible Employee (including Eligible Employees transferred from ineligible to Eligible Employee status) with an Employment Commencement Date, Reemployment Commencement Date, or otherwise becomes eligible to participate or resumes eligibility to participate on or after January 1, 2008, shall be deemed to have made an election to have his or her Employer Company make Pre-Tax Contributions on his or her behalf in an amount equal to 3% of Eligible Compensation per payroll period. Notwithstanding the forgoing, a Participant shall not be deemed to have made a 3% Pre-Tax Contribution election if such Participant makes an Affirmative Election on or after January 1, 2008 and before the Automatic Enrollment Deadline.

The deemed Pre-Tax Contribution payroll deduction election will be effective as soon as administratively practicable following the Automatic Enrollment Deadline and will continue while he or she remains an Eligible Employee unless and until he or she (i) makes an Affirmative Election, (ii) has the maximum amount of Pre-Tax Contributions for such Plan Year (taking into account the maximum Catch-Up Contributions for such Participant, if applicable) deducted, (iii) becomes ineligible to participate in the Plan or (iv) has a deemed annual increase in Pre-Tax Contributions pursuant to Section 3.1A(b).

(b) Deemed Election Annual Increase. A Participant who is deemed to have made a Pre-Tax Contribution deferral election pursuant to Section 3.1A(a), has not made an Affirmative Election and remains an Eligible Employee, shall also be deemed to have elected to increase his or her Pre-Tax Contributions in 1% increments in each Plan Year following the Plan Year of automatic enrollment (described in 3.1A(a)) up to a maximum deferral rate of 6% of Eligible Compensation. The automatic annual increase will be effective in each Plan Year following the Plan Year of automatic enrollment on the first Friday in March for Eligible Employees who are considered for a merit increase in March and on the first Friday in June for all other Eligible Employees.

(c) Notice of Deemed Election. Within a reasonable period following an Eligible Employee’s Employment Commencement Date, Reemployment Commencement Date or transfer from ineligible to Eligible Employee status and before the Automatic Enrollment Deadline, the Committee shall provide each Eligible Employee with a notice informing him or her of the following: (1) his or her right to make an Affirmative Election to change the deemed percentage (including 0%), (2) how the Pre-Tax Contributions will be invested in the absence of an Affirmative Election and his or her right to change such election, and (3) the procedures for making any such elections. The Committee shall provide each Participant who has not made an Affirmative Election with a similar notice within a reasonable period prior to each subsequent Plan Year.

(d) Definitions. For purposes of this Section 3.1A, the following phrases have the following meanings:

Affirmative Election means an election by a Participant (i) through the regular or pinless enrollment system for the Plan to make, or not make, Pre-Tax Contributions, After-Tax Contributions, Catch-Up Contributions or Roth Contributions or (ii) for an Affirmative Investment Election as defined in Section 7.2(b).

Automatic Enrollment Deadline means the Friday immediately following the 90th day following the later of his or her (i) Employment Commencement Date, (ii) Reemployment Commencement Date, or (iii) date of transfer into Eligible Employee status.

5. Section 3.1(c), Puerto Rico, is hereby amended, effective August 22, 2007 to read as follows:

(c) Puerto Rico. Subject to the rules and limitations in this Section 3 and in Section 5, except as otherwise provided, each Participant who is an Eligible Employee and who is treated by an Employer as a Puerto Rico tax resident (“Puerto Rico Employee”) may make the following contributions:

(1) Pre-Tax Contributions through authorizing the pre-tax payroll deduction of:

(i) from 1% to 10% (in 1% increments) of his or her Eligible Compensation (excluding those items set forth in (ii) and (iii) below) for each pay period;

(ii) all or a part of his or her half month bonus;

(iii) all or a part of his or her discretionary days pay off.

Notwithstanding the foregoing, a Puerto Rico Participant may not contribute total Pre-Tax Contributions under this Section 3.1(c)(1) in excess of 10% of his or her Eligible Compensation.

(2) Effective August 22, 2007, each Puerto Rico Participant who will attain age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in 1% increments from 1% to 10% of his or her Eligible Compensation (excluding those items set forth in Section 3.1(c)(1)(ii) and (iii)) in accordance with, and subject to the limitations of Puerto Rico law. Catch-Up Contributions shall be treated as Pre-Tax Contributions for purposes of Sections 3.3, 3.4, 3.5, 6.2 and Article VII. Catch-Up Contributions shall be credited to a Puerto Rico Participant’s Pre-Tax Contribution Account unless the Committee determines that such contributions (and investment gains or losses on such contributions) should be credited to a separate subaccount.

(3) Each Puerto Rico Employee who has an Employment Commencement Date, Reemployment Commencement Date, or otherwise becomes eligible to participate or resumes eligibility to participate on or after January 1, 2008, shall be subject to the deemed Pre-Tax Contribution election provisions of Section 3.1A, Deemed Pre-Tax Contributions.

An election under this Section 3.1(a), (b) or (c) must be made via VRU or in accordance with such other procedures prescribed by the Committee or its designee. A Participant may make an election to begin making Pre-Tax Contributions on any business day that coincides with or follows the date he or she becomes a Participant. A Participant’s initial payroll deduction contribution election will be effective for the first pay period beginning after his or her election is processed and will continue while the Participant is an Eligible Employee until the Participant changes his or her election in accordance with Section 3.3 or suspends his or her contributions in accordance with Section 3.4.

The Committee has the right at any time unilaterally to reduce prospectively the amount or percentage of Pre-Tax Contributions elected by any Participant who is a Highly Compensated Employee or by all Highly Compensated Employees as a group if it determines that reduction is appropriate in light of the limitations under Section 5.4.

6. Section 3.4(d), Leave of Absence, is amended to read as follows:

(d) Leave of Absence. A Participant’s Pre-Tax and After-Tax Contributions will continue to be deducted during any period of paid leave of absence, provided he or she continues to be classified as an Eligible Employee during the leave and continues to be paid through an Employer Company payroll. However, a Participant’s Pre-Tax and After-Tax Contributions will be suspended during any period of leave of absence if the Eligible Employee is not paid through an Employer Company payroll. Payroll deductions automatically will resume as soon as administratively practicable after the Participant’s resumption of active employment as an Eligible Employee in accordance with the Participant’s Election (or deemed election) in effect immediately prior to his or her unpaid leave unless the Participant files an Election (1) to suspend contributions in accordance with Section 3.4(a), or (2) to change his or her rate of contributions in accordance with Section 3.3.

7. Section 7.1(b)(3) is hereby amended to revise item (ii) in such paragraph to read as follows:

(ii) the elective deferral percentage selected (or deemed selected pursuant to Section 3.1A) by the Participant;

8. Section 7.2, Investment of Accounts, is hereby amended to read as follows:

Section 7.2 Investment of Accounts.

(a) Investment Election. The Trustee shall invest and reinvest each Participant’s Account among the Investment Options in accordance with the instructions provided by such Participant, which shall remain in force until altered in accordance with Sections 7.3 and 7.4.

Notwithstanding the foregoing, (a) a Participant shall direct the investment of any sums transferred from the QSOP to this Plan at the time of such transfer via the VRU or in accordance with such other procedures as are prescribed from time to time by the Committee or its designee, and such investment directions shall be effective as soon as practicable following the receipt thereof; (b) a Participant may, on a form provided by the Trustee, make a separate written election with respect to the Participant’s Rollover Contribution to have his or her Rollover Contribution invested in a manner independent of his or her other subaccounts, so long as such written election is transmitted to the Trustee at the same time as the Rollover Contribution is made to the Plan; (c) a

Participant must provide separate investment elections for his or her Roth Contribution Account and (d) a Participant may not invest the Roth Contribution Account in a self-managed brokerage account. Such investment directions must be in increments of ten percent (10%) before July 1, 2000, and effective July 1, 2000, in increments of one percent (1%). Such investment directions must result in the investment of one hundred percent (100%) of the directed amount. Except as set forth in Schedule 7.2 with respect to periods prior to November 23, 1998, authorizations that do not result in an allocation of one hundred percent (100%) or are incorrect in any other respect will not be processed and the prior investment allocation shall continue in effect. Notwithstanding the foregoing, the Trustee may refuse to follow any investment instructions that the Trustee or the Committee reasonably believes could result in a transaction prohibited under ERISA § 406 or Code § 4975 and for which there is no exemption, could generate income that would be taxable to the Plan, would not be in accordance with the Plan or with ERISA, could cause the Trustee to maintain indicia of ownership of Plan assets outside of the United States, could jeopardize the Plan’s tax exempt status or could result in a loss to the Plan in excess of the Participant’s Account.

(b) Deemed Investment Elections. If a Participant is deemed to have made a Pre-Tax Contribution election pursuant to Section 3.1A(a), and he or she does not make an Affirmative Investment Election, his or her Pre-Tax Contributions will be invested as follows, based on the Participant’s date of birth as reflected in the records of the plan administrator at the time of the contribution to the Trust:

Investment Option	Participants Date of Birth
Bright Horizon Income Fund	1900 - 1947
Bright Horizon 2010 Fund	1948 - 1952
Bright Horizon 2015 Fund	1953 - 1957
Bright Horizon 2020 Fund	1958 - 1962
Bright Horizon 2025 Fund	1963 - 1967
Bright Horizon 2030 Fund	1968 - 1972
Bright Horizon 2035 Fund	1973 - 1997
Bright Horizon 2040 Fund	1978 - 1982
Bright Horizon 2040 Fund	1983 - 1999

If, for any reason, the plan administrator’s records are not correct, (a) the plan administrator will correct the incorrect data as soon as administratively practicable after it is notified, in writing, of the error and (b) the Pre-Tax Contributions made to the Plan prior to such correction will remain invested in the Investment Options designated by the date of birth on the plan administrator’s records at the time the Pre-Tax Contribution was made to the Plan, until such time as the Participant makes an affirmative investment election pursuant to Section 7.2(a). The Trustee shall invest and reinvest each Participant’s Account among the Investment Options in accordance with the deemed investment elections provided by this Section 7.2(b), which shall remain in force until altered in accordance with Sections 7.2(a), 7.3 and 7.4. For purposes of this Section 7.2 and Section 3.1A, an Affirmative Investment Election means a Participant’s election to direct his or her Account in accordance with Section 7.2(a).

9. Appendix 1.23 is hereby amended to read as attached.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment Number Ten to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ TERI P. MCCLURE	/s/ MICHAEL L. ESKEW
Teri P. McClure Secretary	Michael L. Eskew Chairman

Date: December 17, 2007	Date: December 17, 2007

UPS SAVINGS PLAN

Appendix 1.23

Employer Companies

Business Unit/Group	Savings Plan Adoption Date
UPS
United Parcel Service of America, Inc.	January 1, 1998
United Parcel Service Co.	January 1, 1998
UPS General Services Co.	January 1, 1998
UPS Aviation Services, Inc.	January 1, 1998
UPS International General Services Co.	January 1, 1998
UPS Procurement Services Corporation	January 1, 1998
UPS Worldwide Forwarding, Inc.	January 1, 1998
United Parcel Service, Inc. (New York)	January 1, 1998
United Parcel Service, Inc. (Ohio)	January 1, 1998
Trailer Conditioners, Inc.	January 1, 1998
UPS Latin America, Inc.	January 1, 1998
BT Realty Holdings, Inc.	May 18, 1999
BT Realty Holdings II, Inc.	May 18, 1999

UPS Capital Corporation
UPS Capital Corporation, Inc.	May 28, 1998
UPS Capital Insurance Agency, Inc. (Formerly Glenlake Insurance Agency, Inc.)	July 29, 1998
UPS Capital Insurance Agency, Inc. of California (Formerly Glenlake Insurance Agency, Inc. of California)	August 10, 1999
UPS Capital Business Credit (Formerly First International Bank)	September 1, 2001
UPS Capital Business Credit of New Jersey, Inc. (Formerly First International Capital Corporation of New Jersey)	September 1, 2001

UPS Logistics Group
UPS Logistics Group, Inc.	January 1, 1998

UPS Supply Chain Solutions, Inc. (includes Diversified Trimodal, Inc. d/b/a Martrac, UPS Supply Chain Management

Nevada, Inc., UPS Supply Chain Management Tristate, Inc.,

UPS Logistics Group Americas, Inc. which were all merged through a series of mergers 12/31/02)

January 1, 1998 (July 1, 2001 for UPS Supply Chain Management Tristate, Inc. , UPS Logistics Group Americas, Inc. and UPS Supply Chain Management Nevada, Inc.)
UPS Logistics Technologies, Inc.	January 1, 1998
Worldwide Dedicated Services, Inc.	January 1, 1998
UPS Global Forwarding Services, Inc. (including Livingston Healthcare Services, Inc. merged 12/31/01)	July 1, 2001
UPS Service Parts Logistics, Inc. (Dissolved 12/31/04)	July 1, 2001
UPSLG Puerto Rico, Inc. (Dissolved 12/31/04)	July 1, 2001

UPS Aviation Technologies, Inc.	January 1, 1998
UPS Customhouse Brokerage, Inc.	January 1, 1998
UPS Full Service Brokerage, Inc.	June 6, 2000
UPS Telecommunications, Inc. (UPS Teleservices)	July 1, 2001
UPS Mail Innovations, Inc. (Formerly UPS Messaging Inc.) UPS Mail Technologies, Inc. (Formerly Mail2000, Inc. Sold to DST Output of California, Inc. 5/29/03)	February 1, 2001
UPS Mail Boxes Etc., Inc.	April 30, 2001
UPS Consulting, Inc. (Dissolved 8/20/07)	February 8, 2001
Fritz Companies Fritz Companies, Inc. (including UPS Full Service Brokerage, Inc. merged 7/1/02)	July 1, 2001
New Neon Company, Inc.	November 1, 2001

iShip, Inc.	December 1, 2001
UPS Supply Chain Solutions, Inc.	January 1, 2002
Overnite Corporation	January 1, 2006
UPS Ground Freight d/b/a UPS Freight (Formerly Overnite Transportation Company)	January 1, 2006
Motor Cargo Industries, Inc. (includes Motor Cargo which was merged 5/1/06)	January 1, 2006
Overnite Transportation Company (includes Motor Cargo Distribution Services, Inc. which was merged 5/1/06)	January 1, 2006